SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.    20549



                                   FORM  8-K



                                 CURRENT  REPORT

     Pursuant  to  Section  13  or  15(d)
     of  the  Securities  Exchange  Act  of  1934



Date  of  Report  (Date  of  Earliest  Event  Reported):  February  11,  1999


     MONACO  FINANCE,  INC.
     ----------------------
     (Exact  Name  of  Registrant  as  Specified  in  Charter)


    Colorado                0-18819                   84-1088131
-----------------   ------------------------    --------------------
 (State or Other    (Commission File Number)     (I.R.S. Employer
  Jurisdiction                                  Identification  No.)
of  Incorporation)



     370  Seventeenth  Street,  Suite  5060
             Denver,  Colorado  80202
     --------------------------------
     (Address  of  Principal  Executive  Offices)


Registrant's  Telephone  Number,  Including  Area  Code:        (303) 592-9411


     N/A
     ---
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)


Total  number  of  pages  is  3.

ITEM  5.  OTHER  EVENTS.

     On February 11, 1999, at a Special Meeting of the Board of Directors of Monaco Finance, Inc. (the "Company"), the Board of Directors accepted the resignation of John Sloan as a Director of the Company as well as the resignation of Joseph Cutrona, as Chief Executive Officer. Mr. Cutrona will remain as a Director of the Company.

     The Company's Board of Directors also nominated and elected James T. Moran, as Chief Executive Officer and filled the Board vacancy created by Mr. Sloan's resignation by nominating and electing Mr. Moran as a Director of the Company. Mr. Moran's past experience includes being Senior Managing Director of PriceWaterhouse Coopers, LLP including twenty-five years of finance, banking and business advisory experience.

     The Company has been advised by its major shareholder, Senior Lender and sole source of working capital, Pacific USA Holdings, Corp. that it no longer intends to continue funding the Company's monthly capital requirements caused by the Company's negative cash flow. The Company is taking measures to reduce this need and pursuing other sources to fund its working capital requirements. The Company's Board also appointed a special committee consisting of three directors including Mr. Moran to review the Company's strategic alternatives including certain business opportunities which, if consummated, could be beneficial to the Company. However, there is no assurance that any or all of such opportunities will be consummated.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MONACO  FINANCE,  INC.

Date: February 17, 1999 By: /s/ James T. Moran
      -----------------        -----------------------

                          Its: Chief Executive Officer
                              ------------------------